UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2021

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39150	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On July 16, 2021, LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”) entered into a dealership asset purchase agreement (the “APA”) with David Peacock (“Peacock”) and Aldo B. Paret (“Paret” and, together with Peacock, the “Sellers”), to acquire the assets related to the Sellers’ ownership and operation of a franchised Nissan and Cadillac motor vehicle dealership located at 15300 – 15480 North Freeway, Houston, Texas 77090 (the “Dealership”).

In exchange for the acquisition of such assets, the Company will pay $120,000,000 (the “Purchase Price”), with up to $42,000,000 of the Purchase Price payable at the Company’s election in shares of the Company’s common stock, valued at the greater of (i) the average price per share of the Company’s common stock as reported at the closing of the NASDAQ Composite stock market exchange for each of the five (5) trading days prior to the closing date of the transaction and (ii) the average price per share of the Company’s common stock as reported at the closing of the NASDAQ Composite stock market exchange for each of the five (5) trading days prior to July 16, 2021, up to a maximum of 1,800,000 shares of common stock (such price, the “Issue Price”). In the event that the product of 1,800,000 shares of common stock multiplied by the Issue Price is less than $42,000,000, the Company shall pay to the Sellers the difference between such product and $42,000,000. Further, in the event the Company elects to issue shares of common stock to the Sellers and the Issue Price is greater than the average price per share of the Company’s common stock as reported at the closing of the NASDAQ Composite stock market exchange for each of the five (5) trading days prior to the six (6) month anniversary of the closing date of the transaction (such price, the “Release Date Price”), the Company shall pay to the Sellers (or issue to the Sellers additional shares of common stock) in an amount equal to the Issue Price minus the Release Date Price multiplied by the number of shares of common stock issued to the Sellers on the closing date of the transaction. The acquisition is subject to certain customary conditions, including approval by Toyota Nissan North America Inc. and General Motors Company, and is expected to close in the fourth quarter of 2021.

The Company also intends to enter into a real estate contract with affiliates of the Sellers, Nissan Real Estate, Ltd. and Cadillac Real Estate, Ltd., providing for the purchase by the Company of the real property on which the Dealership is located.

The APA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the APA and the transactions contemplated thereby is not complete and is qualified in their entirety by the contents of the APA.

Item 8.01 Other Events.

On July 19, 2021, the Company issued a press release announcing its entry into the APA and the transaction contemplated thereby. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Dealership Asset Purchase Agreement, dated as of July 16, 2021, by and between LMP Automotive Holdings, Inc., David Peacock and Aldo B. Paret.
99.1	Press Release, dated July 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

July 20, 2021	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

2